Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-183862) and on Form S‑8 (Nos. 333-09165, 333-49231, 333-90845, 333-51684, 333-67982, 333-120558 and 333-174573) of Genesee & Wyoming Inc. of our report dated March 1, 2013 relating to the financial statements of RailAmerica, Inc., which appears in this Form 10‑K.
/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Rochester, New York
February 27, 2015